Exhibit 10.1

FOURTH AMENDMENT AND JOINDER TO AMENDED AND RESTATED CREDIT AGREEMENT

This Fourth Amendment and Joinder to Amended and Restated Credit Agreement (this “Fourth Amendment”) is made as of January 31, 2012, by and among GLOBAL OPERATING LLC, a Delaware limited liability company (“OLLC”), GLOBAL COMPANIES LLC, a Delaware limited liability company (“Global”), GLOBAL MONTELLO GROUP CORP., a Delaware corporation (“Montello”), GLEN HES CORP., a Delaware corporation (“Glen Hes”), CHELSEA SANDWICH LLC, a Delaware limited liability company (“Chelsea LLC”), GLP FINANCE CORP., a Delaware corporation (“Finance”), GLOBAL ENERGY MARKETING LLC, a Delaware limited liability company (“GEM”  and, collectively with OLLC, Global, Montello, Glen Hes, Chelsea LLC and Finance, the “Borrowers” and each a “Borrower”), GLOBAL PARTNERS LP, a Delaware limited partnership (the “MLP”), GLOBAL GP LLC, a Delaware limited liability company (the “GP” and, collectively with the MLP, the “Guarantors and each individually, a “Guarantor”), each “Lender” (as such term is defined in the Credit Agreement referred to below) (collectively, the “Existing Lenders” and each individually, an “Existing Lender”) party hereto, each financial institution party hereto and identified on the signature page hereof as a “New Lender” (each, a “New Lender” and, collectively with the Existing Lenders, the “Lenders” and each, individually, a “Lender”) and Bank of America, N.A. as Administrative Agent and L/C Issuer (as each such term is defined in the Credit Agreement), amending certain provisions of that certain Amended and Restated Credit Agreement dated as of May 14, 2010 (as amended and in effect from time to time, the “Credit Agreement”) by and among the Borrowers, the Guarantors, the Existing Lenders, the Administrative Agent, the L/C Issuer, JPMorgan Chase Bank, N.A. as Syndication Agent and Societe Generale, Standard Chartered Bank, Wells Fargo Bank, N.A. and RBS Citizens, National Association, as Co-Documentation Agents.  Terms not otherwise defined in the Credit Agreement shall have the same respective meanings herein as therein.

WHEREAS, MLP is contemplating acquiring from AE Holdings Corp., a Massachusetts corporation (the “Seller”) 100% of the Equity Interests of Alliance in exchange for 5,850,000 common units of MLP and the possible payment of a “Cash Adjustment” (as such term is defined in the Contribution Agreement referred to below) (the “Proposed Acquisition”) pursuant to, and in accordance with, the terms of that certain Contribution Agreement dated as of November 21, 2011 by and between the Seller and MLP, as the same may be amended (the “Contribution Agreement”); and

WHEREAS, upon the consummation of the Proposed Acquisition, MLP will contribute 100% of the Equity Interests of Alliance to OLLC;

WHEREAS, in connection with the Proposed Acquisition, the Borrowers have requested, (a) in accordance with Section 2.13 of the Credit Agreement, a $100,000,000 increase in the Aggregate Revolver Commitment (with the parties hereto hereby agreeing that, notwithstanding the current limitation that only $50,000,000 of the remaining amount available to the Borrowers pursuant to Section 2.13 of the Credit Agreement was intended to be used to increase the Aggregate Revolver Commitment, the Borrowers shall be permitted to use the remaining $100,000,000 available under Section 2.13 to increase the Aggregate Revolver Commitment); and (b) in addition to the increase contemplated by clause (a) hereof, an additional increase in the Aggregate Revolver Commitment by an additional $50,000,000 (so that the total increase of the Aggregate Revolver Commitment being requested hereunder is $150,000,000), with each such increase to be effective upon the Fourth Amendment Effective Date (as hereinafter defined in Section 12 hereof), and certain of the Existing Lenders have agreed to increase such Existing Lender’s Revolver Commitment on the Fourth Amendment Effective Date by the amounts set forth on Exhibit A hereto and each New Lender, by its signature below, has agreed to provide a Revolver Commitment to the Borrowers by the amounts set forth on Exhibit A hereto, and become a party to the Credit Agreement as a “Lender” (as such term is defined in the Credit Agreement), in each case on the Fourth Amendment Effective Date and, to the extent the Fourth Amendment Effective Date does not occur by the earlier to occur of (a) March 31, 2012 and (b) the date on which the Borrowers have provided the Administrative Agent with written notice that the Proposed Acquisition will not occur (such date being the “Alliance Acquisition Termination Date”), all parties hereto agree that on the Alliance Acquisition Termination Date, (1) the Aggregate Revolver Commitment shall not be increased as contemplated hereby and (2) the commitment of each New Lender to provide a Revolver Commitment and join the Credit Agreement as  “Lender” (as such term is defined in the Credit Agreement) shall immediately, and without further action, terminate;

WHEREAS, the Loan Parties, the Lenders and the Administrative Agent and the L/C Issuer desire to amend certain provisions of the Credit Agreement and to consent to certain modifications to the existing provisions of the Credit Agreement, all as provided more fully herein below;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1.  Consent To Modifications to Exercising of Accordion and Other Increase of Aggregate Revolver Commitment; Limited Joinder of New Lenders; Consent to Additional Time For Joining Alliance Retail.  Notwithstanding anything to the contrary contained in the Credit Agreement (including, without limitation, the provisions of Section 2.13 thereof), the parties hereto hereby agree that (a) the Borrowers have requested a $150,000,000 increase in the Aggregate Revolver Commitment, with such increase to be effective on the Fourth Amendment Effective Date; (b) by their signature below, each Existing Lender identified on Exhibit A attached hereto (an “Increasing Lender”) has committed to increase its respective Revolver Commitment by the amount set forth on Exhibit A and each New Lender identified on Exhibit A attached hereto has committed to provide a Revolver Commitment in the amount set forth on Exhibit A (such amount for each Increasing Lender and New Lender, as applicable, being such Increasing Lender’s or New Lender’s “Committed Amount”, as the case may be) and join the Credit Agreement and the other Loan Documents as a “Lender” (as such term is defined in the Credit Agreement), in each case on the Fourth Amendment Effective Date; (c) to the extent the Fourth Amendment Effective Date does not occur by the Alliance Acquisition

Termination Date, then, effective on the Alliance Acquisition Termination Date, each such Increasing Lender’s commitment to increase its respective Revolver Commitment and each New Lender’s commitment to provide its respective Revolver Commitment and join the Credit Agreement and the other Loan Documents as a “Lender” (as such term is defined in the Credit Agreement) shall automatically terminate on such date and any proposed increase in the Aggregate Revolver Commitment shall be permanently reduced to zero on the Alliance Acquisition Termination Date, provided, the Borrower shall be permitted to subsequently increase the Aggregate Revolver Commitment in accordance with Section 2.13 of the Credit Agreement; (d) to the extent the Fourth Amendment Effective Date occurs on or prior to March 31, 2012, then on the Fourth Amendment Effective Date, Schedule 2.01 to the Credit Agreement shall be automatically updated to give effect to the increase in each of the Aggregate Revolver Commitment (including the joinder of the New Lenders as “Lenders” under and as defined in the Credit Agreement); (e) to the extent that neither the Alliance Acquisition Termination Date nor the Fourth Amendment Effective Date has occurred by March 8, 2012 then, commencing March 9, 2012, the Borrowers shall pay to the Administrative Agent, for the pro rata accounts of the Increasing Lenders and the New Lenders, an annualized ticking fee of twelve and a half (12.5) basis points on the Committed Amount for the period of March 9, 2012 through the date which is the earlier to occur of the Alliance Acquisition Termination Date and the Fourth Amendment Effective Date; and (f) to the extent the Fourth Amendment Effective Date occurs prior to March 31, 2012, the Borrowers shall pay to the Administrative Agent for the account of each Increasing Lender and each New Lender an upfront fee as contemplated in a certain fee letter dated as of the date hereof by and between the Administrative Agent and the Borrowers (the “Fee Letter”).  The parties hereto hereby acknowledge and agree that each New Lender is executing this Fourth Amendment to evidence its commitment on the Fourth Amendment Effective Date to become a “Lender” under and as defined in the Credit Agreement and to provide the Revolver Commitment as set forth on Exhibit A hereto, but prior to the Fourth Amendment Effective Date, such New Lender shall otherwise not be considered a “Lender” under, and as defined in, the Credit Agreement and shall have no additional rights or obligations under the Credit Agreement.  In addition, the Borrowers have informed the Existing Lenders, the Administrative Agent and the L/C Issuer that, in connection with the proposed Alliance Acquisition, Montello has formed Alliance Retail LLC, a Delaware limited liability company and wholly-owned Subsidiary of Montello (“Alliance Retail”).  In connection therewith, the Required Lenders, the Administrative Agent, the L/C Issuer and the Borrowers hereby agree that notwithstanding the requirement set forth in Section 6.13(a) of the Credit Agreement which requires that any new Subsidiary formed or acquired shall become a Loan Party within thirty (30) days of such formation or acquisition, as the case may be, so long as Alliance Retail has no assets and no liabilities and, until the consummation of the Alliance Acquisition, remains a shell entity and wholly-owned Subsidiary of Montello, Alliance Retail shall not be required to become a Loan Party hereunder until the earlier to occur of (a) the date on which the Alliance Acquisition is consummated and (b) the Alliance Acquisition Termination Date.

§2.  Amendment to Section 1 of the Credit Agreement.  Section 1.01 of the Credit Agreement is hereby amended as follows:

(a)                                 The definition of “Accounts Receivable” contained in Section 1.01 of the Credit Agreement is hereby amended by inserting at the end of such definition the following sentence:  “For the avoidance of doubt, the parties hereto hereby acknowledge that the rights of the Borrowers to payment for goods sold, leased or otherwise marketed in the ordinary course of business, and all rights of the Borrowers to payment for services rendered in the ordinary course of business and all sums of money or other process due thereon pursuant to transactions with account debtors which are in the form of a credit card receivable owing to such Borrowers and otherwise meet the criteria of this definition constitute an Account Receivable hereunder.”

(b)                                 The definition of “Acquisition Capital Expenditures” contained in Section 1.01 of the Credit Agreement is hereby amended by inserting immediately after the words “XOM Acquisition” which appear in such definition a comma and the words “Alliance Acquisition”.

(c)                                  The definition of “Applicable WC Rate” contained in Section 1.01 of the Credit Agreement is hereby amended by inserting immediately after the words “WC Loans” in each place in which such words appear the words “and the Swing Line Loans”.

(d)                                 The definitions of “Borrowing”, “Change in Law”, “Combined EBITDA”,  “Combined Working Capital”, “Commitment”, “Cost of Funds Rate Loan”, “Defaulting Lender”, “Eurodollar Rate Loan”, “Fronting Exposure”, “Interest Payment Date”, “Lender”, “Loan”, “Loan Notice”, “Outstanding Amount”, “Product Under Contract LCs”, “Request for Credit Extension”, “Revolver Loans”, “Secured Hedge Agreement”, “Senior Unsecured Notes”, “Total WC Outstandings”, “Type”, “WC Commitment” and “WC Loans” set forth in Section 1.01 of the Credit Agreement are hereby amended by deleting each such in its entirety and restating each such definition as follows:

“Borrowing” means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Combined EBITDA” means for any period, for each Applicable Loan Party and its Subsidiaries on a combined basis, an amount equal to Combined Net Income for such period plus (a) the following to the extent deducted in calculating such Combined Net Income: (i) Combined Total  Interest Expense for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by such Applicable Loan Party and its Subsidiaries for such period, (iii) depreciation and amortization expense, (iv) other non-recurring expenses of the Applicable Loan Parties and their Subsidiaries reducing such Combined Net Income which do not represent a cash item in such period or any future period, (v) without duplication for any adjustments made in connection with pro forma calculations made as a result of the XOM Acquisition, solely as it relates to the XOM Acquisition, and solely with respect to the fiscal quarter ending immediately after the fiscal quarter in which the XOM Acquisition occurs, cash transaction expenses relating to the XOM Acquisition approved by the Administrative Agent and in an aggregate amount not to exceed $3,000,000 and regardless of whether such expenses were actually taken in the quarter in which the XOM Acquisition occurred or the subsequent fiscal quarter and (vi) without duplication for any adjustments made in connection with pro forma calculations made as a result of the Alliance Acquisition, solely as it relates to the Alliance Acquisition, and solely with respect to the fiscal quarter ending immediately after the fiscal quarter in which the Alliance Acquisition occurs, cash transaction expenses relating to the Alliance Acquisition approved by the Administrative Agent and in an aggregate amount not to exceed $6,000,000 and regardless of whether such expenses were actually taken in the quarter in which the Alliance Acquisition occurred or the subsequent fiscal quarter and minus (b) the following to the extent included in calculating such Combined Net Income: (i) Federal, state, local and foreign income tax credits of the Applicable Loan Parties and their Subsidiaries for such period, and (ii) all nonrecurring non-cash items increasing Combined Net Income for such period, provided, however, notwithstanding anything to the contrary contained herein, any gains or losses from any Dispositions shall be excluded from the calculation of Combined EBITDA.  For purposes of calculating Combined EBITDA for purposes of calculating the minimum Combined EBITDA covenant, the Combined Interest Coverage Ratio, the Combined Total Leverage Ratio or the Combined Senior Secured Leverage Ratio for any period in which the Warex Acquisition, the XOM Acquisition, the Alliance Acquisition or a Permitted Acquisition has occurred, Combined EBITDA shall be adjusted in a manner which is satisfactory to the Administrative Agent in all respects to give effect to the consummation of the Warex Acquisition, the XOM Acquisition, the Alliance Acquisition or such Permitted Acquisition, as the case may be, on a pro forma basis as if the Warex Acquisition, the XOM Acquisition, the Alliance Acquisition or such Permitted Acquisition, as the case may be, had occurred on the first date of the test period.

“Combined Working Capital” means the excess of Combined Current Assets over Combined Current Liabilities, provided, however, for the purposes of this definition, (a) all prepaid expenses of the Applicable Loan Parties in excess of $20,000,000 shall not be considered a Combined Current Asset hereunder regardless of how such prepaid expenses would otherwise be classified in accordance with GAAP; (b) any asset of any Applicable Loan Party which will be subsequently paid or otherwise distributed to such Applicable Loan Party’s members as a Permitted Distribution shall not be considered a Combined Current Asset hereunder regardless of how such asset would otherwise be classified in accordance with GAAP; (c) any asset of any Applicable Loan Party consisting of an intercompany receivable or other right to payment owing from another Loan Party or an Affiliate (other than the Account Receivable owing from Alliance which is included in the computation of Eligible Receivable) shall not be considered a Combined Current Asset hereunder regardless of how such asset would otherwise be classified in accordance with GAAP and (d) the aggregate amount of all WC Loans outstanding hereunder and all Revolver Loans outstanding hereunder used to fund working capital shall be deemed Combined Current Liabilities, regardless of how such outstanding amounts would otherwise be classified in accordance with GAAP.

“Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Borrowers pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Cost of Funds Rate Loan” means a Committed Loan that bears interest on the Cost of Funds Rate.

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrowers, the Administrative Agent, the L/C Issuer or the Swing Line

Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrowers, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowers), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrowers, the L/C Issuer, the Swing Line Lender and each other Lender immediately following such determination.

“Eurodollar Rate Loan” means a Committed Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate”.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such

Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each calendar month and the Maturity Date.

“Lender” has the meaning specified in the introductory paragraph hereto and, unless the context requires otherwise, includes the Swing Line Lender.

“Loan” means an extension of credit by a Lender to the Borrowers under Article II in the form of a WC Loan, a Revolver Loan or a Swing Line Loan.

“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans or Cost of Funds Rate Loans, as the case may be, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Outstanding Amount” means (i) with respect to any Loans (including Swing Line Loans) on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans (including Swing Line Loans) occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts.

“Product Under Contract LCs” means any Letter of Credit issued by the LC Issuer solely to cover Eligible Product Under Contract and for which the following conditions have been met:  (a) any request for the issuance of a Product Under Contract LC has been accompanied by a certificate from the Borrowers in substantially the form of Exhibit C hereto (i) certifying that each such Product Under Contract LC being requested is solely to cover Eligible Product Under Contract and that such Letter of Credit is to be considered a Product Under Contract LC; (ii) certifying and demonstrating that immediately prior to giving effect to the issuance of all such Product Under Contract LCs being requested on such date there is at least 5% of Borrowing Base availability and that on a pro forma basis after giving effect to the issuance of such Product Under Contract LCs (i.e. giving effect to the usage associated with the issuance of such Product Under Contract LCs together with the inclusion in the Borrowing Base of such Eligible Product Under Contract which was covered by such Product Under Contract LCs), there is at least 5% of Borrowing Base availability; (b) the Borrowers demonstrate to the satisfaction of the Administrative Agent that the Borrowers are in compliance on a pro forma basis with all of the financial covenants set forth in Sections 7.18 and 7.19 of this Agreement both before and after giving effect to the issuance of such Product Under Contract LC; and (c) the Borrowers demonstrate to the satisfaction of the Administrative Agent that to the extent the Eligible Product Under Contract for which such Product Under Contract LC is being issued were to be included in the Borrowing Base simultaneously with the issuance of such Product Under Contract LC, the amount of the Borrowing Base would exceed the Total WC Outstandings (including the maximum drawing amount of all issued and outstanding Letters of Credit, including the Product Under Contract L/C).

“Request for Credit Extension” means (a) with respect to a Borrowing, a conversion or continuation of Loans other than Swing Line Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Revolver Loans” has the meaning set forth in Section 2.01(b) hereof.  A Revolver Loan is a Committed Loan.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VI or VII, other than a Swap Contract relating to the purchase of physical supply product, that is entered into by and between any Loan Party and any Hedge Bank, provided, however, to the extent the Hedge Bank which is the counterparty on such Swap Contract is a commodities broker entitled to have obligations owing to it secured pursuant to Section 7.01(l) hereof, then any such agreement or arrangement relating thereto shall not be considered a Secured Hedge Agreement for purposes hereof.

“Senior Unsecured Notes” means those certain unsecured notes of a Loan Party issued after the Closing Date pursuant to an indenture dated the date of issuance of such notes, so long as (a) the terms, conditions, covenants and defaults applicable to such notes (including the terms, conditions, covenants and defaults in the indenture relating thereto) are no more restrictive to the Loan Parties in the aggregate than the terms, conditions, covenants and defaults contained herein; (b) all of the

Obligations (including, without limitation, the Aggregate WC Commitment and the Aggregate Revolver Commitment, including after giving effect to any increases thereunder provided for herein, including pursuant to Section 2.13 hereof, (the “Credit Agreement Obligations”) plus an amount equal to not less than fifteen percent (15%) of such Credit Agreement Obligations constitute Indebtedness permitted to be incurred under such notes and indenture without meeting any test or other criteria (including, without limitation, an incurrence test); (c) the obligations thereunder are unsecured; (d) the maturity date thereof is not less than six (6) months after the Maturity Date; (e) the obligations under such notes and indenture is not guaranteed by any Person other than a Loan Party; and (f) the documents and agreements executed in connection with such notes (including, without limitation, any indenture) shall contain terms and conditions that are customary for similar transactions.

“Total WC Outstandings” means the aggregate Outstanding Amount of all WC Loans, all Swing Line Loans, and all L/C Obligations.

“Type” means, with respect to a Committed Loan, its character as a Base Rate Committed Loan, a Cost of Funds Rate Loan or a Eurodollar Rate Loan.

“WC Commitment” means, as to each Lender, its obligation (a) to make WC Loans to the Borrowers pursuant to Section 2.01(a), (b) to purchase participations in L/C Obligations, and (c) to purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“WC Loans” has the meaning set forth in Section 2.01(a) hereof.  A WC Loan is a Committed Loan.

(e)                                  Section 1.01 of the Credit Agreement is further amended by deleting the following definitions which appear in Section 1.01 of the Credit Agreement in their entirety: “General Corporate Revolver Loans”, “Limited Availability Period”, “Proposed Alliance Acquisition”, “Revolver Borrowing Base Loans”, “Third Amendment Effective Date” and “Total Revolver Borrowing Base Outstandings”.

(f)                                   Section 1.1 of the Credit Agreement is further amended by inserting the following definitions in the appropriate alphabetical order:

“Alliance Acquisition” means the acquisition by MLP from the Alliance Seller by not later than March 31, 2012 of 100% of the Equity Interests of Alliance in exchange for 5,850,000 common units of MLP and the possible payment of a “Cash Adjustment” (as such term is defined in the Contribution Agreement) pursuant to, and in accordance with, the terms of the Alliance Contribution Agreement and the contribution by MLP on the Alliance Acquisition Effective Date of 100% of the Equity Interests of Alliance to OLLC.

“Alliance Acquisition Effective Date” means the date on which the Alliance Acquisition has been consummated in accordance with the terms of the Alliance Contribution Agreement, provided such date must be on or prior to March 31, 2012.

“Alliance Contribution Agreement” means that certain Contribution Agreement dated as of November 21, 2011 by and between the Alliance Seller and MLP, as the same may be amended.

“Alliance Retail” means Alliance Retail LLC, a Delaware limited liability company and wholly-owned Subsidiary of Montello.

“Alliance Seller” means AE Holdings Corp., a Massachusetts corporation.

“Alliance Subject Properties” means the Real Estate listed on Schedule 7.01(b) attached hereto.

“Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.

“Committed Borrowing” means a borrowing consisting of simultaneous WC Loans or Revolver Loans, as the case may be, of the same Type and, in the case of Eurodollar Rate Loans and Cost of Funds Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.1.

“Committed Loan” means a WC Loan or a Revolver Loan, as the context may require.

“Covenant Reduction Date” means the last day of the fiscal quarter which occurs immediately after the fiscal quarter in which any Loan Party receives proceeds of not less than $150,000,000 from any Equity Issuance of a Loan Party or the issuance of the Senior Unsecured Notes or unsecured Subordinated Debt.

“Permitted Existing Lis Pendens Liens” means the lis pendens filed on or prior to the date hereof against the Alliance Subject Properties, provided (a) such lis pendens are released on or prior to June 3, 2013 unless at such time the applicable Loan Parties are diligently and in good faith continuing to pursue their rights and remedies in respect of the matters relating to such lis pendens in which case such lis pendens shall not be required to have been released so long as the Loan Parties continue to diligently and in good faith pursue their rights and remedies in respect thereof and (b) so long as in connection therewith (i) no ruling or order is entered granting a dispositive motion or dispositive cross-motion in favor of any Person other than a Loan Party unless such motion is to order the sale of such Real Estate to such Person and such Disposition of such Alliance Subject Property to such Person would be in compliance with the terms of this Agreement or any additional liability incurred by such Loan Party in connection with such motion other than to make such Disposition could not reasonably be expected to have a Material Adverse Effect and (ii) no other order, ruling, or remedy is issued, in each case under clauses (i) or (ii), determining that a Person other than a Loan Party has an interest in any or all of the Subject Properties (exclusive of the rights of any franchisee under Conn. Gen. Stat. Section 42.133mm).

“Permitted Lis Pendens Liens” means any Liens consisting of any lis pendens filed against any Real Estate, other than the Permitted Existing Lis Pendens Liens, so long as the aggregate fair market value of all Real Estate subject to any lis pendens, other than the Alliance Subject Properties subject to the Permitted Existing Lis Pendens Liens, does not exceed the greater of (x) $10,000,000 and (y) the result of (1) the aggregate amount of Dispositions permitted to be made under Section 7.05(c) from and after the date the first of any such lis pendens is filed, minus (2) the aggregate proceeds of Dispositions actually made under Section 7.05(c) from the date the first such lis pendens is filed.

“ROFR Statute” means any statute, law or similar regulation imposed by any Governmental Authority pursuant to which any seller of real property which is a franchisor or similar Person is required by such statute, law or regulation to offer to an existing franchisee which operates such real property under a lease, sublease or other grant of authority the right of first refusal or a bona fide offer to purchase such real property, including, without limitation, Conn. Gen. Stat. Section 42-133mm.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04A.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04A(a).

“Swing Line Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04A(b), which, if in writing, shall be substantially in the form of Exhibit B-1.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $35,000,000 and (b) the Aggregate WC Commitments.  The Swing Line Sublimit is part of, and not in addition to, the Aggregate WC Commitments.

§3.  Amendment to Section 2 of the Credit Agreement.  Section 2 of the Credit Agreement is hereby amended as follows:

(a)                                 Section 2.01(a) of the Credit Agreement is hereby amended by deleting Section 2.01(a) in its entirety and restating it as follows:

(a)                                 Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “WC Loan”) to the Borrowers from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s WC Commitment; provided, however, that after giving effect to any Committed Borrowing of a WC Loan (i) the Total WC Outstandings shall not exceed the Aggregate WC Commitment as in effect on such date, (ii) Total WC Outstandings other than the maximum drawing amount of any issued and outstanding Product Under Contract LC shall not exceed the Borrowing Base at such time, and (iii) the aggregate Outstanding Amount of the WC Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations plus such Lender’s Applicable Percentage of its participating interest in any outstanding Swing Line Loans shall not exceed such Lender’s WC Commitment.  Within the limits of each Lender’s WC Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(a), prepay under Section 2.04, and reborrow under this Section 2.01(a).  WC Loans may be Base Rate Loans, Cost of Funds Rate Loans or Eurodollar Rate Loans, as further provided herein.  The proceeds of any WC Loan shall be used to finance the working capital needs of the Borrowers, including financing of Capital Expenditures other than Acquisition Capital Expenditures.

(b)                                 Section 2.01(b) of the Credit Agreement is hereby amended by deleting Section 2.01(b) in its entirety and restating it as follows:

(b)                                 Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Revolver Loan”) to the Borrowers from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolver Commitment; provided, however, that after giving effect to any Committed Borrowing of a Revolver Loan, (i) the Total Revolver Outstandings shall not exceed the Aggregate Revolver Commitment as in effect on such date and (ii) the aggregate Outstanding Amount of the Revolver Loans of any Lender shall not exceed such Lender’s Revolver Commitment.  Within the limits of each Lender’s Revolver Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(b), prepay under Section 2.04, and reborrow under this Section 2.01(b).  Revolver Loans may be Base Rate Loans, Cost of Funds Rate Loans or Eurodollar Rate Loans, as further provided herein.  The proceeds of the Revolver Loans shall be used to fund Permitted Acquisitions, to finance Capital Expenditures and for general corporate purposes (which, for the avoidance of doubt, can include working capital needs), provided, however, the aggregate amount of Revolver Loans used to finance general corporate purposes shall not exceed $50,000,000 outstanding at any time.

(c)                                  Section 2.02(a) and (b) of the Credit Agreement are each hereby amended by deleting Sections 2.02(a) and (b) in their entirety and restating them as follows:

(a)                                             Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Loans and Cost of Funds Rate Loans shall be made upon the Borrowers’ irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Committed Borrowing or continuation of Base Rate Committed Loans and Cost of Funds Rate Loans or conversion of Base Rate Committed Loans or Eurodollar Rate Loans to Cost of Funds Rate Loans.  Each telephonic notice by the Borrowers pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrowers.  Each Committed Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.  Except as provided in Sections 2.03(c), each Committed Borrowing of or conversion to Cost of Funds Rate Loans or Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.  Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrowers are requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurodollar Rate Loans or Cost of Funds Rate Loans, (ii) if the Borrowers are requesting a Borrowing, whether such Borrowing is of a WC Loan or a Revolver Loan and, in the case of a Revolver Loan, whether any of the proceeds are going to be used to finance general corporate purposes, (iii) the requested date of the Committed Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iv) the principal amount of Committed Loans to be borrowed, converted or continued, (v) the Type of Loans to be borrowed or to which existing

Committed Loans are to be converted, and (vi) if applicable, the duration of the Interest Period with respect thereto.  If the Borrowers fail to specify a Type of Committed Loan in a Loan Notice or if the Borrowers fail to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Committed Loans.  Any such automatic conversion to Base Rate Committed Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans or Cost of Funds Rate Loans, as the case may be.  If the Borrowers request a Committed Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)                                             Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrowers, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Committed Loans described in the preceding subsection.  In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrowers in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrowers on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrowers; provided, however, that if, on the date the Loan Notice with respect to such Committed Borrowing is given by the Borrowers, there are L/C Borrowings outstanding, then the proceeds of such Committed Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrowers as provided above.

(d)                                 Section 2.02(e) of the Credit Agreement is hereby amended by deleting the words “After giving effect to all” which appear in the first sentence of Section 2.02(e) and substituting in place thereof the words “After giving effect to all Committed”.

(e)                                  Section 2.03(a)(i) of the Credit Agreement is hereby amended by deleting the words “(x) the sum of the Total WC Outstandings other than the maximum drawing amount of any issued and outstanding Product Under Contract LCs plus the Total Revolver Borrowing Base Outstandings shall not exceed the Borrowing Base” which appear in Section 2.03(a)(i) and substituting in place thereof the words “(x) the Total WC

Outstandings other than the maximum drawing amount of any issued and outstanding Product Under Contract LCs shall not exceed the Borrowing Base”.

(f)                                   Section 2.03(f) of the Credit Agreement is hereby amended by deleting the words “provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which the Borrowers prove were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.” which appear in Section 2.03(f) of the Credit Agreement and substituting in place thereof the words “provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which the Borrowers prove were caused by the L/C Issuer’s willful misconduct or gross negligence in (i) honoring a presentation that does not at least substantially comply with a Letter of Credit or (ii) failing to honor a presentation that strictly complies with a Letter of Credit.”

(g)                                  Section 2.03(k) of the Credit Agreement is hereby amended by deleting the words “plus the aggregate amount of all outstanding Revolver Borrowing Base Loans” which appear in Section 2.03(k) of the Credit Agreement.

(h)                                 Section 2 of the Credit Agreement is hereby amended by inserting immediately after the text of Section 2.03 the following new Section 2.04A:

2.04A.            Swing Line Loans.

(a)                                 The Swing Line.  Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04A, shall make loans (each such loan, a “Swing Line Loan”) to the Borrowers from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed WC Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s WC Commitment; provided, however, that (x) after giving effect to any Swing Line Loan, (i) the Total WC Outstandings shall not exceed the Aggregate WC Commitments, and (ii) the sum of the WC Loans outstanding from any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations plus such Lender’s participating interest in any Swing Line Loans shall not exceed such Lender’s WC Commitment, (y) the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04A, prepay under Section 2.05, and reborrow under this Section 2.04A.  Each Swing Line Loan shall be a Base Rate Loan.  Immediately upon the making of a Swing Line Loan, each Lender with a WC Commitment shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b)                                 Borrowing Procedures.  Each Swing Line Borrowing shall be made upon the Borrowers’ irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 3:30 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day.  Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrowers.  Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof.  Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 4:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04A(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 4:30 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrowers at their office by crediting the account of the Borrowers on the books of the Swing Line Lender in immediately available funds.

(c)                                  Refinancing of Swing Line Loans.  (i)                                The Swing Line Lender at any time in its sole discretion may request, on behalf of the Borrowers (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Committed

Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes of this paragraph) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate WC Commitments and the conditions set forth in Section 4.02.  The Swing Line Lender shall furnish the Borrowers with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent.  Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04A(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrowers in such amount.  The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)                                  If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04A(c)(i), the request for Base Rate Committed Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04A(c)(i) shall be deemed payment in respect of such participation.

(iii)                               If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04A(c) by the time specified in Section 2.04A(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be.  A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)                              Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04A(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.04A(c) is subject to the conditions set forth in Section 4.02.  No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.

(d)                                 Repayment of Participations.

(i)                                     At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii)                                  If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate.  The Administrative Agent will make such demand upon the request of the Swing Line Lender.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)                                  Interest for Account of Swing Line Lender.  The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans.  Until each Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.04A to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f)                                   Payments Directly to Swing Line Lender.  The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

(i)                                     Section 2.04 of the Credit Agreement is hereby amended by deleting Section 2.04 in its entirety and restating it as follows:

2.04.                     Prepayments.

(a)                                 The Borrowers may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Committed Loans and Cost of Funds Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof; and (iii) any prepayment of Base Rate Committed Loans or Cost of Funds Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Committed Loans.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment.  If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.  Subject to Section 2.15, each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.

(b)                                 If for any reason (i) (x) the Total WC Outstandings at any time exceed the Aggregate WC Commitments then in effect or (y) the Total WC Outstandings other than the maximum drawing amount of all issued and outstanding Products under Contract LCs exceed the Borrowing Base at such time, the Borrowers shall immediately prepay WC Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.04 unless after the prepayment in full of the WC Loans and Swing Line Loans the Aggregate WC Outstandings exceed the Aggregate WC Commitments then in effect; and (ii) the Total Revolver Outstandings at any time exceed the

Aggregate Revolver Commitments then in effect the Borrowers shall immediately prepay Revolver Loans in an aggregate amount equal to such excess.

(c)           The Borrowers may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000.  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(j)            Section 2.06 of the Credit Agreement is hereby amended by deleting Section 2.06 in its entirety and restating it as follows:

2.06        Repayment of Loans.  (a) The Borrowers shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans outstanding on such date.

(b)           The Borrowers shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date.

(k)           Sections 2.07(a) and (b) of the Credit Agreement are hereby amended by deleting such Sections 2.07(a) and (b) in their entirety and restating each such section as follows:

(a)           Subject to the provisions of subsection (c) below, (i) each WC Loan which is a Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable WC Rate; (ii) each WC Loan which is a Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable WC Rate; (iii) each WC Loan which is a Cost of Funds Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Cost of Funds Rate for such Interest Period plus the Applicable WC Rate; and (iv) each Swing Line Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at the rate per annum equal to the Base Rate for such Interest Period plus the Applicable WC Rate.

(b)           Subject to the provisions of subsection (c) below, (i) each Revolver Loan which is a Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Revolver Rate; (ii) each Revolver Loan which is a Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Revolver Rate; and (iii) each Revolver Loan which is a Cost of Funds Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Cost of Funds Rate for such Interest Period plus the Applicable Revolver Rate.

(l)            Section 2.08(a)(i) of the Credit Agreement is hereby amended by deleting the words “in connection with the WC Loans, for the account of each Lender in accordance with its Applicable Percentage of the Aggregate WC Commitment, a commitment fee equal to fifty (50) basis points on the actual daily amount during each calendar month or portion thereof from the Closing Date to the Maturity Date by which the Aggregate WC Commitment as in effect on such date minus the Outstanding Amount of L/C Obligations exceeds the Total WC Outstandings during such calendar month” and substituting in place thereof the words “in connection with the WC Loans, for the account of each Lender in accordance with its Applicable Percentage of the Aggregate WC Commitment, a commitment fee equal to fifty (50) basis points on the actual daily amount during each calendar month or portion thereof from the Closing Date to the Maturity Date by which the Aggregate WC Commitment as in effect on such date minus the Outstanding Amount of L/C Obligations exceeds the Total WC Outstandings for WC Loans during such calendar month (and, for the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate WC Commitments for purposes of determining the commitment fee under this Section 2.08(a)(i))”; and.

(m)          Section 2.11(b)(i) of the Credit Agreement is hereby amended by deleting Section 2.11(b)(i) in its entirety and restating it as follows:

(b)(i)  Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of Eurodollar Rate Loans (or, in the case of any Committed Borrowing of a Base Rate Committed Loan or a Cost of Funds Rate Loan, prior to 12:00 noon on the date of such Committed Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans.  If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period.  If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing.  Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(n)           Section 2.11(d) of the Credit Agreement is hereby amended by deleting Section 2.11(d) in its entirety and restating it as follows:

(d)  Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint.  The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).

(o)           Section 2.12 of the Credit Agreement is hereby amended by deleting Section 2.12 in its entirety and restating it as follows:

2.12        Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:

(i)            if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)           the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.14, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to any Loan Party or any Subsidiary or Affiliate thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

(p)           Section 2.13 of the Credit Agreement is hereby amended by deleting Section 2.13 in its entirety and restating it as follows:

(a)           Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrowers may from time to time from and after the Alliance Acquisition Effective Date, request an increase in the Aggregate WC Commitments by an amount (for all such requests) not exceeding $100,000,000; provided that any such request for an increase shall be in a minimum amount of $5,000,000.  At the time of sending such notice, the Borrowers (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

(b)           Lender Elections to Increase.  Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its WC Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase.  Any Lender not responding within such time period shall be deemed to have declined to increase its WC Commitment.

(c)           Notification by Administrative Agent; Additional Lenders.  The Administrative Agent shall notify the Borrowers and each Lender of the Lenders’ responses to each request made hereunder.  To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent and the L/C Issuer (which approvals shall not be unreasonably withheld), the Borrowers may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

(d)           Effective Date and Allocations.  If the Aggregate WC Commitment is increased in accordance with this Section, the Administrative Agent and the Borrowers shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase.  The Administrative Agent shall promptly notify the Borrowers and the Lenders of the final allocation of such increase and the Increase Effective Date.

(e)           Conditions to Effectiveness of Increase.  As a condition precedent to such increase, the Borrowers shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (y) in the case of the Borrowers, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.13, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default exists.  The Borrowers shall prepay any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the WC Commitments under this Section.

(f)            Conflicting Provisions.  This Section shall supersede any provisions in Section 2.12 or 10.01 to the contrary.

(q)           Section 2.15 of the Credit Agreement is hereby amended by deleting Section 2.15 in its entirety and restating it as follows:

2.15.  Defaulting Lenders.

(a)           Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)            Waivers and Amendments.  That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 10.01.

(ii)           Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)          Certain Fees.

(A)          No Defaulting Lender shall be entitled to receive any fee payable under Section 2.08(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)          Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.

(C)          With respect to any fee payable under Section 2.08(a) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)          Reallocation of Applicable Percentages to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s WC Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrowers shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate exposure under the WC Commitments of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s applicable WC Commitment.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)           Cash Collateral; Repayment of Swing Line Loans.  If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.14.

(b)           Defaulting Lender Cure.  If the Borrowers, the Administrative Agent, Swing Line Lender and the L/C Issuer agree in writing in their sole discretion that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders (and compensate such other Lenders for any break funding or other costs as a result of such purchase) or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

§4.  Amendment to Section 3 of the Credit Agreement.  Section 3.02 of the Credit Agreement is hereby amended by deleting the words “any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans or Cost of Funds Rate Loans to Eurodollar Rate Loans shall be suspended” which appear in the first sentence of Section 3.02(i) and substituting in place thereof the words “any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Committed Loans or Cost of Funds Rate Loans to Eurodollar Rate Loans shall be suspended”.

§5.  Amendment to Section 4 of the Credit Agreement.  Section 4.02 of the Credit Agreement is hereby amended by (a) inserting immediately after the words “and, if applicable, the L/C Issuer” which appear in Section 4.02(c) the words “or the Swing Line Lender” and (b) deleting the words “requesting only a conversion of Loans to the other Type” which appears in the last paragraph of Section 4.02 and substituting in place thereof the words “requesting only a conversion of Committed Loans to the other Type”.

§6.  Amendment to Section 6 of the Credit Agreement.  Section 6 of the Credit Agreement is hereby amended as follows:

(a)           Section 6.02(f) of the Credit Agreement is hereby amended by deleting the words “provided, however, for purposes of determining the available amount of WC Loans and Revolver Borrowing Base Loans the Borrowers are permitted to borrow” which appear in Section 6.02 and substituting in place thereof the words “provided, however, for purposes of determining the available amount of WC Loans the Borrowers are permitted to borrow”; and

(b)           Section 6.13(a) of the Credit Agreement is hereby amended by inserting the following sentence at the end of Section 6.13(a):  “Notwithstanding anything to the contrary contained in this Section 6.13 or in any of the Loan Documents, the Borrowers shall be required, upon the Alliance Acquisition Effective Date, to immediately join Alliance as a Borrower hereunder, and Alliance Retail and any Subsidiary of Alliance as a Guarantor hereunder, and shall cause each of Alliance Retail, Alliance and each of its Subsidiaries to execute and deliver to the Administrative Agent such joinder agreements and Loan Documents (including, without limitation, Security Agreements and Mortgages) as the Administrative Agent shall require or deem appropriate (including, without limitation, any document necessary to grant to the Administrative Agent, for the benefit of the Secured Parties, a first priority perfected security interest in Alliance Retail’s,

Alliance’s and each such Subsidiary’s assets) and cause Alliance Retail, Alliance and each such Subsidiary to deliver to the Administrative Agent documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in this sentence), all in form, content and scope reasonably satisfactory to the Administrative Agent, and Schedule 5.13 hereof shall be updated to give effect to any changes resulting from such Alliance Acquisition.”

§7.  Amendment to Section 7 of the Credit Agreement.  Section 7 of the Credit Agreement is hereby amended as follows:

(a)           Section 7.01(b) of the Credit Agreement is hereby amended by deleting Section 7.01(b) in its entirety and restating it as follows:

(b)           Liens existing on the date hereof and listed on Schedule 7.01, the Permitted Existing Lis Pendens Liens, the Permitted Lis Pendens Liens, and, in each case, any renewals or extensions thereof, provided that, in each case, (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.03(c), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(c)

(b)           Section 7.02(j) of the Credit Agreement is amended by inserting immediately after the words “the XOM Acquisition” the words “the Alliance Acquisition”.

(c)           Section 7.03(b) of the Credit Agreement is hereby amended by deleting the amount “$250,000,000” which appears in Section 7.03(b) and substituting in place thereof the amount “$400,000,000”.

(d)           Section 7.04(b) of the Credit Agreement is hereby amended by inserting immediately at the end of Section 7.04(b) the words “or any Subsidiary which is not a Borrower may also Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Subsidiary which is a Guarantor”.

(e)           Section 7.05(e) of the Credit Agreement is hereby amended by deleting Section 7.05(e) in its entirety and restating it as follows:

(e)           Collectively, (i) Dispositions permitted by Section 7.04; (ii) Dispositions of any of the Alliance Subject Properties to any Person claiming an interest in such Alliance Subject Property in connection with the ROFR Statute arising from the purchase by Alliance and/or any Subsidiary thereof of such Alliance Subject Property from ExxonMobil Oil Corporation on or about February, 2011 so long as the applicable Loan Party selling such Alliance Subject Property receives fair market value in cash for such Alliance Subject Property and such Loan Party either reinvests the proceeds of such sale in such Loan Party’s business or commits to so reinvest such proceeds in such business within 365 days after receipt thereof or by not later than 365 days after receipt of such proceeds the Borrowers shall repay any outstanding Revolver Loans in the amount of such proceeds not so reinvested; and (iii) Dispositions of any of the Real Estate acquired in connection with the Alliance Acquisition to any Person entitled to purchase such Real Estate pursuant to the provisions of the ROFR Statute, to the extent and only if applicable, so long as the applicable Loan Party selling such Real Estate receives fair market value in cash for such Real Estate and such Loan Party either reinvests the proceeds of such sale in such Loan Party’s business or commits to so reinvest such proceeds in such business within 365 days after receipt thereof or by not later than 365 days after receipt of such proceeds the Borrowers shall repay any outstanding Revolver Loans in the amount of such proceeds not so reinvested.

(f)                                   Section 7.05(c) of the Credit Agreement is hereby amended by deleting the amount “$50,000,000” which appears in Section 7.05(c) and substituting in place thereof the amount “$75,000,000”.

(g)                                  Section 7.05(d) of the Credit Agreement is hereby amended by inserting immediately at the end of Section 7.05(d) the words “or Dispositions of property by any Subsidiary which is not a Borrower to another Subsidiary which is a Guarantor”.

(h)                                 Section 7.06(b) of the Credit Agreement is hereby amended by deleting Section 7.06(b) in its entirety and restating it as follows:

(b)                                 (i) Mergers and consolidations permitted by Section 7.04; (ii) the Warex Acquisition, provided, in the case of the Warex Acquisition, only so long as (1) no Default or Event of Default has occurred and is continuing or would exist as a result thereof; (2) the board of directors and (if required by applicable law) the shareholders, or the equivalent thereof of the Loan Parties and of the Warex Seller has approved such acquisition; (3) the Warex Acquisition is consummated on substantially the terms set forth in the Warex Purchase Agreement; (4) the Borrowers have provided the Administrative Agent with prior written notice of the date of consummation of such Warex Acquisition; (5) the Administrative Agent shall have ordered, or arranged for the ordering of, an appraisal of the assets to be acquired in connection with the Warex Acquisition; and (6) the Warex Acquisition would not subject the Administrative Agent or any Lender to any additional regulatory or third party approvals in connection with the exercise of any of its rights or remedies under this Agreement or any other Loan Document; (iii) the XOM Acquisition, provided, in the case of the XOM Acquisition, only so long as (1) no Default or Event of Default has occurred and is continuing or would exist as a result thereof (including, without limitation both before and after each of the First Closing and the Second Closing); (2) the board of directors and (if required by applicable law) the shareholders, or the equivalent thereof of the Loan

Parties and of the XOM Seller has approved such acquisition; (3) the XOM Acquisition is consummated on substantially the terms set forth in the XOM Purchase Agreement (including, without limitation, that the Loan Parties do not make any Subsequent Company Station Payment until the occurrence of the Subsequent Company Station Closing applicable thereto); (4) the Borrowers have provided the Administrative Agent with prior written notice of the date of consummation of each of the First Closing and each Subsequent Company Station Closing under the XOM Acquisition and, in connection with the Subsequent Company Station Closings, the Borrowers shall request the entire amount necessary to fund such closings in one borrowing; (5) the Administrative Agent shall have ordered, or arranged for the ordering of, an appraisal of the assets to be acquired in connection with the XOM Acquisition (other than assets consisting of leased properties); (6) the Loan Parties have complied with all provisions of the Agreement relating to the granting of security interests in the property to be acquired; (7) the XOM Acquisition would not subject the Administrative Agent or any Lender to any additional regulatory or third party approvals in connection with the exercise of any of its rights or remedies under this Agreement or any other Loan Document; and (8) to the extent all stations and assets to be acquired in the Subsequent Company Station Closings are not consummated on or prior to November 1, 2010, then on the date which is the earlier to occur of November 1, 2010 and the date on which the Loan Parties determine that additional Subsequent Company Stations Closings will not occur, the Loan Parties shall repay the Revolver Loans in an amount equal to the Subsequent Company Station Payments associated with the Subsequent Company Station Closings that are not to occur and shall permanently reduce the Aggregate Revolver Commitment by such amount; and (iv) the Alliance Acquisition, provided, in the case of the Alliance Acquisition, only so long as (1) no Default or Event of Default has occurred and is continuing or would exist as a result thereof; (2) the board of directors and (if required by applicable law) the shareholders, or the equivalent thereof of the Loan Parties and of the Alliance Seller has approved such acquisition; (3) the Alliance Acquisition is consummated on substantially the terms set forth in the Alliance Contribution Agreement; (4) the Borrowers have provided the Administrative Agent with prior written notice of the date that the Alliance Acquisition is expected to be consummated; (5) the Administrative Agent shall have ordered, or arranged for the ordering of, an appraisal of the assets to be acquired in connection with the Alliance Acquisition (other than assets consisting of leased properties); (6) the Loan Parties have complied with all provisions of the Agreement relating to the granting of security interests in the property to be acquired; (7) the Alliance Acquisition would not subject the Administrative Agent or any Lender to any additional regulatory or third party approvals in connection with the exercise of any of its rights or remedies under this Agreement or any other Loan Document; (8) the Administrative Agent is reasonably satisfied with the results of an environmental analysis of the Real Estate to be acquired in the Alliance Acquisition; and (9) the Alliance Acquisition has occurred by not later than March 31, 2012;

(i)                                     Section 7.06(c) of the Credit Agreement is hereby amended by inserting after the words “other than the Warex Acquisition and the XOM Acquisition” which appear in Section 7.06(c) the words “and the Alliance Acquisition”.

(j)                                    Section 7.18(ii) of the Credit Agreement is hereby amended by deleting Section 7.18(ii) in its entirety and restating it as follows:

(ii)  Minimum EBITDA.  Permit Combined EBITDA as at the end of each fiscal quarter, commencing with the fiscal quarter ending March 31, 2012, to be less than $110,000,000 for the Reference Period ended on such fiscal quarter end date.

(k)                                 Section 7.18(iv) of the Credit Agreement is hereby amended by deleting Section 7.18(iv) in its entirety and restating it as follows:

(iv)                              Combined Senior Secured Leverage Ratio.  Permit the Combined Senior Secured Leverage Ratio (1) as of the end of any fiscal quarter ending prior to a Covenant Reduction Date to be greater than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ending (assuming Covenant Reduction Date has not occurred)	Combined Senior Secured Leverage Ratio
March 31, 2012 and June 30, 2012	3.50:1.00

September 30, 2012	3.25:1.00

December 31, 2012	3.00:1.00

March 31, 2013 and each fiscal quarter ending thereafter	2.75:1.00

and (2) as of the end of any fiscal quarter ending from the occurrence of the Covenant Reduction Date and each fiscal quarter ending thereafter to be greater than 2.75:1.00.

(l)                                     Section 7.19 of the Credit Agreement is hereby amended by deleting Section 7.19 in its entirety and restating it as follows:

7.19.                     Capital Expenditures.  Make or become legally obligated to make any Capital Expenditures in any fiscal year that exceed, in the aggregate for all Loan Parties, $40,000,000 for any fiscal year ending December 31, 2012 and thereafter.

§8.  Amendment to Section 9 of the Credit Agreement.  Section 9.06(b) of the Credit Agreement is hereby amended by deleting Section 9.06(b) in its entirety and restating it as follows:

(b)                                 Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender.  If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c).  If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).  Upon the appointment by the Borrower of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

§9.  Amendment to Section 10 of the Credit Agreement.  Section 10 of the Credit Agreement is hereby amended as follows:

(a)                                 Section 10.02 of the Credit Agreement is hereby amended by deleting Section 10.02(d) in its entirety and restating it as follows:

(d)                                 Change of Address, Etc.              Each of the Loan Parties, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrowers, the Administrative Agent, the L/C Issuer and the Swing Line Lender.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Loan Parties or its securities for purposes of United States Federal or state securities laws.

(b)                                 Section 10.06(b) of the Credit Agreement is hereby amended by inserting immediately after the words “including, for purposes of this subsection (b), participations in L/C Obligations” the words “and Swing Line Loans”.

(c)                                  Section 10.06(b)(iii)(C) of the Credit Agreement is hereby amended by deleting Section 10.06(b)(iii)(C) in its entirety and restating it as follows:

(C)                               the consent of the L/C Issuer and the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment of the WC Commitment.

(d)                                 Section 10.06(b)(vi) of the Credit Agreement is hereby amended by deleting Section 10.06(b)(vi) in its entirety and restating it as follows:

(vi) Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(e)                                  Section 10.06(d) of the Credit Agreement is hereby amended by deleting Section 10.06(d) in its entirety and restating it as follows:

(d)                                 Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural Person, a Defaulting Lender or a Loan Party or any Loan Party’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant.  Subject to subsection (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.06 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.14 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person (including any Borrower) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f)                                   Section 10.06(g) of the Credit Agreement is hereby amended by deleting Section 10.06(d) in its entirety and restating it as follows:

(g)                                  Resignation as L/C Issuer or Swing Line Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitments and Loans pursuant to subsection (b) above, Bank of America may, (i) upon thirty (30) days’ notice to the Borrowers and the Lenders, resign as L/C Issuer and/or (ii) upon thirty (30) days’ notice to the Borrowers, resign as Swing Line Lender.  In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrowers shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be.  If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed

Amounts pursuant to Section 2.03(c)).  If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04A(c).  Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

(g)                                  Section 10.08(a) of the Credit Agreement is hereby amended by deleting Section 10.08(a) in its entirety and restating it as follows:

(a)                                 If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrowers or any other Loan Party against any and all of the obligations of the Borrowers or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or the L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the

L/C Issuer or their respective Affiliates may have.  Each Lender and the L/C Issuer agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

§10.  Amendment to Exhibits and Schedules of the Credit Agreement.  The Credit Agreement is hereby amended as follows:

(a)                                 Exhibit B to the Credit Agreement is hereby amended by deleting the current Exhibit B in its entirety and substituting in place thereof the Exhibit B attached hereto.

(b)                                 Schedules 5.06, 5.09, 5.12(d), 5.13, and 7.09 to the Credit Agreement are hereby amended by deleting such schedules in their entirety and substituting in place thereof the Schedules 5.06, 5.09, 5.12(d), 5.13, and 7.09 attached hereto and a new Schedule 7.01(b) shall be added to the Credit Agreement in the form attached hereto as Schedule 7.01(b).

§11.  Joinder and Assignment.

(a)                                 Each New Lender, by its signature below, confirms that it has agreed to become a “Lender” under, and as defined in, the Credit Agreement with a Revolver Commitment as set forth on Exhibit A hereto effective on the Fourth Amendment Effective Date.  Each such New Lender (a) acknowledges that in connection with it becoming a Lender under, and as defined in, the Credit Agreement, it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements delivered by the Borrowers pursuant to the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to become a Lender under and as defined in the Credit Agreement; and (b) agrees that, upon it becoming a Lender on the Fourth Amendment Effective Date, it will, independently and without reliance upon the Administrative Agent, the L/C Issuer or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.  In addition, each New Lender represents and warrants (solely as to itself and not as to any other New Lender) that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Fourth Amendment and to consummate the transactions contemplated hereby and to become a Lender under, and as defined in, the Credit Agreement on the Fourth Amendment Effective Date; (ii) such New Lender is, on the date hereof and will continue to be, on the Fourth Amendment Effective Date, an Eligible Assignee; and (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution and delivery of this Fourth Amendment or the performance of its obligations hereunder or as a Lender under, and as defined in, the Credit Agreement as of the Fourth Amendment Effective Date.  Each New Lender agrees to execute and deliver such other instruments, and take such other actions, as the Administrative Agent or any Loan Party may reasonably request in connection with the transactions contemplated by this Fourth Amendment (including, without limitation, delivering to the Administrative Agent, on or prior to the Fourth Amendment Effective Date, an Administrative Questionnaire for such New Lender).  Each New Lender acknowledges and agrees that, on the Fourth Amendment Effective Date, such New Lender shall become a Lender under and as defined in the Credit Agreement and, from and after such date such New Lender (a) will be bound by the terms of the Credit Agreement as fully and to the same extent as if the undersigned were an original Lender under, and as defined in, the Credit Agreement and (b) will have all rights as a Lender under, and as defined in, the Loan Documents and will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender (as such term is defined in the Credit Agreement).  Each New Lender also acknowledges and agrees that from the date on which this Fourth Amendment is binding on the parties in accordance with the provisions of Section 12 below and prior to earlier to occur of the Fourth Amendment Effective Date and the Alliance Amendment Termination Date, such New Lender is obligated to perform its obligations provided for herein, which include its commitment on the Fourth Amendment Effective Date to become a Lender under, and as defined in, the Credit Agreement and to provide the Revolver Commitment in the amount set forth on Exhibit A hereto.

(b)                                 By their respective signatures below, each of JPMorgan Chase Bank, N.A. (“JPM”), Bank of America, N.A. (“BofA”), People’s United Bank (“Peoples”), Standard Chartered Bank (“Standard Chartered”) and The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“BTMU”) agree that effective on the Fourth Amendment Effective Date (and, for the avoidance of doubt, effective solely to the extent the Fourth Amendment Effective Date has occurred and the New Lenders have joined the Credit Agreement as Lenders thereunder in accordance with the terms of this Fourth Amendment), (i) JPM irrevocably sells and assigns to Peoples, and Peoples irrevocably purchases and assumes from JPM, as of the Fourth Amendment Effective Date, (x) that portion of JPM’s rights and obligations in its capacity as a Lender with a WC Commitment under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to $7,666,666.67 of JPM’s WC Commitment as of the Fourth Amendment Effective Date and all of such related outstanding rights and obligations of JPM under the Aggregate WC Commitment (including, without limitation, the Letters of Credit and Swing Line Loans included in such facility) and (y) to the extent permitted to be assigned under applicable law, the same applicable portion of the claims, suits, causes of action and any other right of JPM (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (x) above (the rights and obligations sold and assigned by JPM to Peoples pursuant to clauses (x) and (y) above being referred to herein collectively as the “JPM Assigned Interest”), with JPM and Peoples agreeing that each such sale and assignment is without recourse to JPM and, except as expressly provided in this Section 11(b), without representation or warranty by JPM; (ii) BofA irrevocably sells and assigns to Peoples, and Peoples irrevocably purchases and assumes from BofA, as of the Fourth Amendment Effective Date, (x) that portion of BofA’s rights and obligations in its capacity as a Lender with a WC Commitment under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to $333,333.33 of BofA’s WC Commitment as of the Fourth Amendment Effective Date and all of such related outstanding rights and obligations of BofA under the Aggregate WC Commitment (including, without limitation, the Letters of Credit and Swing Line Loans included in such facility) and (y) to the extent permitted to be assigned under applicable law, the same applicable portion of the claims, suits, causes of action and any other right of BofA (in its capacity as a Lender other than its capacity as a Swing Line Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (x) above (the rights and obligations sold and assigned by BofA to Peoples pursuant to clauses (x) and (y) above being referred to herein collectively as the “BofA Assigned Interest”), with BofA and Peoples agreeing that each such sale and assignment is without recourse to BofA and, except as expressly provided in this Section 11(b), without representation or warranty by BofA; (iii) BofA irrevocably sells and assigns to BTMU, and BTMU irrevocably purchases and assumes from BofA, as of the Fourth Amendment Effective Date, (x) that portion of BofA’s rights and obligations in its capacity as a Lender with a WC Commitment under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to $7,333,333.33 of BofA’s WC Commitment as of the Fourth Amendment Effective Date and all of such related outstanding rights and obligations of BofA under the Aggregate WC Commitment (including, without limitation, the Letters of Credit and Swing Line Loans included in such facility) and (y) to the extent permitted to be assigned under applicable law, the same applicable portion of the claims, suits, causes of action and any other right of BofA (in its capacity as a Lender other than its capacity as a Swing Line Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (x) above (the rights and obligations sold and assigned by BofA to BTMU pursuant to clauses (x) and (y) above being referred to herein collectively as the “BofA/BTMU Assigned Interest”), with BofA and BTMU agreeing that each such sale and assignment is without recourse to BofA and, except as expressly provided in this Section 11(b), without representation or warranty by BofA; and (iv) Standard Chartered irrevocably sells and assigns to BTMU, and BTMU irrevocably purchases and assumes from Standard Chartered, as of the Fourth Amendment Effective Date, (x) that portion of Standard Chartered’s rights and obligations in its capacity as a Lender with a WC Commitment under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to $7,666,666.67 of Standard Chartered’s WC Commitment as of the Fourth Amendment Effective Date and all of such related outstanding rights and obligations of Standard Chartered under the Aggregate

WC Commitment (including, without limitation, the Letters of Credit and Swing Line Loans included in such facility) and (y) to the extent permitted to be assigned under applicable law, the same applicable portion of the claims, suits, causes of action and any other right of Standard Chartered (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (x) above (the rights and obligations sold and assigned by Standard Chartered to BTMU pursuant to clauses (x) and (y) above being referred to herein collectively as the “Standard Chartered Assigned Interest” and, collectively with the JPM Assigned Interest, the BofA Assigned Interest and the BofA/BTMU Assigned Interest, the “Assigned Interests”), with Standard Chartered and BTMU agreeing that each such sale and assignment is without recourse to Standard Chartered and, except as expressly provided in this Section 11(b), without representation or warranty by Standard Chartered.  Each of JPM, Standard Chartered and BofA severally (a) represents and warrants as of the Fourth Amendment Effective Date that (i) it is the legal and beneficial owner of the applicable Assigned Interest, (ii) such Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Loan Party, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Loan Party, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.  Each of Peoples and BTMU severally (a) represents and warrants as of the Fourth Amendment Effective Date that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Fourth Amendment and to consummate the transactions contemplated by this Section 11(b) and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Fourth Amendment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the applicable Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by such applicable Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire such Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant thereto, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into the assignment contemplated by this Section 11(b) and to purchase such Assigned Interest, (vi) it has, independently and without reliance upon the

Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this assignment and to purchase such Assigned Interest, and (vii) if it is a Foreign Lender, it has delivered to the Administrative Agent any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by Peoples or BTMU, as applicable; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, JPM, Standard Chartered, BofA or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.  From and after the Fourth Amendment Effective Date, the Administrative Agent shall make all payments in respect of each applicable Assigned Interest (including payments of principal, interest, fees and other amounts) to JPM, Standard Chartered and BofA, as applicable, for amounts which have accrued to but excluding the Fourth Amendment Effective Date and to Peoples and BTMU, as the case may be, for amounts which have accrued from and after the Fourth Amendment Effective Date.  On the Fourth Amendment Effective Date, Schedule 1 to the Credit Agreement shall be automatically updated to give effect to the provisions of this Fourth Amendment, including the provisions of this Section 11(b).

§12.  Conditions to Amendment Closing; Conditions to Fourth Amendment Effective Date.This Fourth Amendment will close on, and be binding on the parties, as of the date hereof, including the modification and agreements contemplated by Section 1 hereof, but no modification or amendments contemplated by Sections 2 through 11 hereof, other than the last sentence of Section 11 hereof, will be effective until the Fourth Amendment Effective Date (as hereinafter defined), upon receipt by the Administrative Agent of the fully-executed original counterparts of this Fourth Amendment executed by the Loan Parties, the Administrative Agent, the L/C Issuer, the required Existing Lenders and the New Lenders.  The actual increase in the Revolver Commitments by the Increasing Lenders and the actual joining to the Credit Agreement of the New Lenders and their providing of the additional Revolver Commitments contemplated by Section 1 hereof and the modifications and amendments contemplated by Sections 2 through 11 hereof will be effective upon the satisfaction of the following conditions (such date being hereinafter referred to as the “Fourth Amendment Effective Date”) and the Administrative Agent will promptly notify each Existing Lender and each New Lender of the occurrence of the Fourth Amendment Effective Date:

(a)           the Proposed Acquisition has been consummated and, at the time of such consummation (1) no Default or Event of Default has occurred and is continuing or would exist as a result thereof; (2) the board of directors and (if required by applicable law) the shareholders, or the equivalent thereof of the Loan Parties and of the Alliance Sellers has approved such acquisition; (3) the closing of the Proposed Acquisition is consummated on substantially the terms set forth in the Contribution Agreement; (4) the Borrowers had provided the Administrative Agent with prior written notice of the date of consummation of the Proposed Acquisition; (5) the Loan

Parties complied with all provisions of the Credit Agreement relating to the Proposed Acquisition set forth in Section 6.13, including, without limitation, granting of security interests in the property to be acquired, delivery of legal opinions in form and substance reasonably satisfactory relating to Proposed Acquisition and the increase in the Aggregate Revolver Commitment, as well as the other conditions to the consummation of the Proposed Acquisition; and (6) the Proposed Acquisition does not subject the Administrative Agent or any Lender to any additional regulatory or third party approvals in connection with the exercise of any of its rights or remedies under the Credit Agreement or any other Loan Document;

(b)           the Borrowers have executed and delivered to the Administrative Agent a Note for each New Lender;

(c)           to the extent applicable, receipt by the Administrative Agent for the pro rata accounts of any Increasing Lender and any New Lender, the applicable ticking fee as contemplated by Section 1 hereof; and

(d)           payment to the Administrative Agent for the accounts of the Administrative Agent and each Increasing Lender and each New Lender of the fees contemplated by the Fee Letter.

§13.        Representations and Warranties.  Each of the Loan Parties hereby repeats, on and as of the date hereof, each of the representations and warranties made by it in Article V of the Credit Agreement, provided, that all references therein to the Credit Agreement shall refer to such Credit Agreement as amended hereby.  In addition, each of the Loan Parties hereby represents and warrants that the execution and delivery by such Loan Party of this Fourth Amendment and the performance by each such Loan Party of all of its agreements and obligations under the Credit Agreement as amended hereby and the other Loan Documents to which it is a party are within the corporate, partnership and/or limited liability company authority of each of the Loan Parties and have been duly authorized by all necessary corporate, partnership and/or membership action on the part of each of the Loan Parties.

§14.        Ratification, Etc.  Except as expressly amended hereby, the Credit Agreement and all documents, instruments and agreements related thereto, including, but not limited to the Security Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect.  The Credit Agreement and this Fourth Amendment shall be read and construed as a single agreement.  All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.  This Fourth Amendment shall constitute a Loan Document.

§15.        No Waiver.  Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Loan Parties or any rights of the Administrative Agent, the L/C Issuer, the Syndication Agent, the Co-Documentation Agents or the Lenders consequent thereon.

§16.        Counterparts.  This Fourth Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

§17.        Governing Law.  THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICT OF LAWS).

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as a document under seal as of the date first above written.

GLOBAL OPERATING LLC
By:	Global Partners LP, its sole member
By:	Global GP LLC, its general partner

By:	/s/ Edward J. Faneuil
Title: Executive Vice President

GLOBAL COMPANIES LLC
By:	Global Operating LLC, its sole member
By:	Global Partners LP, its sole member
By:	Global GP LLC, its general partner

By:	/s/ Edward J. Faneuil
Title: Executive Vice President

GLOBAL MONTELLO GROUP CORP.

By:	/s/ Edward J. Faneuil
Title: Executive Vice President

CHELSEA SANDWICH LLC
By:	Global Operating LLC, its sole member
By:	Global Partners LP, its sole member
By:	Global GP LLC, its general partner

By:	/s/ Edward J. Faneuil
Title: Executive Vice President

GLEN HES CORP.

By:	/s/ Edward J. Faneuil
Title: Executive Vice President

GLP FINANCE CORP.

By:	/s/ Daphne H. Foster
Title: Treasurer

GLOBAL ENERGY MARKETING LLC
By:	Global Operating LLC, its sole member
By:	Global Partners LP, its sole member
By:	Global GP LLC, its general partner

By:	/s/ Daphne H. Foster
Title: Treasurer

GLOBAL PARTNERS LP
By:	Global GP LLC, its general partner

By:	/s/ Daphne H. Foster
Title: Treasurer

GLOBAL GP LLC

By:	/s/ Daphne H. Foster
Title: Treasurer

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ DeWayne D. Rosse

Name:	DeWayne D. Rosse

Title:	Agency Management Officer

BANK OF AMERICA, N.A., as a Lender and L/C Issuer

By:	/s/ Michael Ouellet

Name:	Michael Ouellet

Title:	Director

JPMORGAN CHASE BANK, N.A., as a Lender and L/C Issuer

By:	/s/ Thomas G. Williams

Name:	Thomas G. Williams

Title:	Authorized Officer

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Daniel M. Grondin

Name:	Daniel M. Grondin

Title:	Senior Vice President

SOCIETE GENERALE, as a Lender

By:	/s/ Barbara Paulsen

Name:	Barbara Paulsen

Title:	Managing Director

STANDARD CHARTERED BANK, as a Lender

By:	/s/ James P. Hughes

Name:	James P. Hughes

Title:	Director

By:	/s/ Robert K. Reddington

Name:	Robert K. Reddington

Title:	Credit Documentation Manager

RBS CITIZENS, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Donald A. Wright

Name:	Donald A. Wright

Title:	Senior Vice President

BNP PARIBAS, as a Lender

By:

Name:

Title:

By:

Name:

Title:

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND” NEW YORK BRANCH, as a Lender

By:	/s/ Brett Delfino

Name:	Brett Delfino

Title:	Executive Director

By:	/s/ Eva Rushkevich

Name:	Eva Rushkevich

Title:	Executive Director

SOVEREIGN BANK, as a Lender

By:	/s/ Robert D. Lanigan

Name:	Robert D. Lanigan

Title:	Senior Vice President

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:	/s/ Michel Kermarrec

Name:	Michel Kermarrec

Title:	Vice President

By:	/s/ Zali Win

Name:	Zali Win

Title:	Managing Director

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Keven D. Smith

Name:	Keven D. Smith

Title:	Senior Vice President

TORONTO DOMINION (NEW YORK) LLC, as a Lender

By:	/s/ Debbi L. Brito

Name:	Debbi L. Brito

Title:	Authorized Signatory

RB INTERNATIONAL FINANCE (USA) LLC, as a Lender

By:	/s/ Astrid Wilke

Name:	Astrid Wilke

Title:	Vice President

By:	/s/ Pearl Geffers

Name:	Pearl Geffers

Title:	First Vice President

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Mark Lumpkin, Jr.

Name:	Mark Lumpkin, Jr.

Title:	Authorized Signatory

RAYMOND JAMES BANK, FSB, as a Lender

By:	/s/ Scott G. Axelrod

Name:	Scott G. Axelrod

Title:	Vice President

BARCLAYS BANK PLC, as a Lender

By:	/s/ Sreedhar R. Kona

Name:	Sreedhar R. Kona

Title:	Assistant Vice President

WEBSTER BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Carol Carver

Name:	Carol Carver

Title:	Vice President

NATIXIS, NEW YORK BRANCH, as a Lender

By:	/s/ Carla Gray

Name:	Carla Gray

Title:	Director

By:	/s/ David Pershad

Name:	David Pershad

Title:	Managing Director

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK FRANKFURT AM MAIN, as a Lender

By:

Name:

Title:

BRANCH BANKING & TRUST COMPANY, as a Lender

By:	/s/ Roger Eric Searls

Name:	Roger Eric Searls

Title:	Vice President

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Masakazu Hasegawa

Name:	Masakazu Hasegawa

Title:	General Manager

DEUTSCHE BANK, NEW YORK BRANCH, as a Lender

By:	/s/ Chris Chapman

Name:	Chris Chapman

Title:	Director

By:	/s/ Antonio Alvarez

Name:	Antonio Alvarez

Title:	Director

TD BANK, N.A.

By:	/s/ Vijay Prasad

Name:	Vijay Prasad

Title:	Senior Vice President

PEOPLE’S UNITED BANK, as a Lender

By:	/s/ Brian P. Sheehan

Name:	Brian P. Sheehan

Title:	Vice President

FLAGSTAR BANK, FSB, as a Lender

By:	/s/ Joseph T. O’Leary, Jr.

Name:	Joseph T. O’Leary, Jr.

Title:	Senior Vice President

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ Chad A. Lowe

Name:	Chad A. Lowe

Title:	Vice President

BLUE HILLS BANK, as a Lender

By:	/s/ Kelley Keefe

Name:	Kelley Keefe

Title:	Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ Chan K. Park

Name:	Chan K. Park

Title:	Managing Director

FIRST NIAGARA BANK, N.A. as a Lender

By:	/s/ Robert M. Dellatore

Name:	Robert M. Dellatore

Title:	Vice President

RATIFICATION OF GUARANTY

Each of the undersigned guarantors (each a “Guarantor”) hereby acknowledges and consents to the foregoing Fourth Amendment as of January 31, 2012, and agrees that the Amended and Restated Guaranty dated as of May 14, 2010 (as amended and in effect from time to time, the “Guaranty”) from each of the undersigned Guarantors remains in full force and effect, and each of the Guarantors confirms and ratifies all of its obligations thereunder and under each of the other Loan Documents to which such Guarantor is a party. Notwithstanding anything to the contrary contained herein, the parties thereto hereby acknowledge, agree and confirm that as of the date hereof, the Guaranty remains in full force and effect.

GLOBAL PARTNERS LP
By:	Global GP LLC, its general partner

By:	/s/ Edward J. Faneuil
Title: Executive Vice President

GLOBAL GP LLC

By:	/s/ Edward J. Faneuil
Title: Executive Vice President